EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated April 19, 2006 included in the Registration Statement on Form SB-2 and related Prospectus of Real Estate Referral Center Inc. for the registration of shares of its common stock.

MANNING ELLIOTT LLP
CHARTERED ACCOUNTANTS
Vancouver, Canada
June 2, 2006